                                   EXHIBIT 11
                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF EARNINGS PER SHARE

($ Millions, except per share data)                                                   13 Weeks Ended           26 Weeks Ended
                                                                                  ---------   ---------   ---------    ---------
                                                                                   July 30,    July 31,    July 30,     July 31,
                                                                                     1997        1996        1997         1996
                                                                                  ---------   ---------   ---------    ---------
I.  Earnings per common and common equivalent share:

      Income (loss) from continuing retail operations                            $      43    $     29    $     69    $        (7)
      Deduct trust convertible preferred dividends                                     (12)         (6)        (24)            (6)
                                                                                 ---------    --------    --------    -----------
      (a) Adjusted net income (loss) from continuing retail operations                  31          23          45            (13)
      (b) Discontinued operations, net of income taxes                                   0          11           0              9
      (c) Disposal of discontinued operations, net of income taxes                       0           0           0            (61)
                                                                                 ---------    --------    --------    -----------

      (d) Adjusted net income (loss)                                             $      31    $     34    $     45    $       (65)
                                                                                 =========    ========    ========    ===========

      Weighted average common shares outstanding                                     487.1       483.5       486.2          482.9

      Stock Options --
        Common shares assumed issued                                                  20.4        14.2        20.4            5.9
        Less--common shares assumed repurchased                                      (15.4)       (9.6)      (15.4)          (4.1)
                                                                                 ---------    --------    --------    -----------
                                                                                       5.0         4.6         5.0            1.8
                                                                                 ---------    --------    --------    -----------

      (e) Applicable common shares, as adjusted                                      492.1       488.1       491.2          484.7
                                                                                 =========    ========    ========    ===========

      Earnings per common and common equivalent share:

      Income (loss) from continuing retail operations (a)/(e)                    $    0.06    $   0.05    $   0.09    $     (0.02)
      Discontinued operations, net of income taxes (b)/(e)                            0.00        0.02        0.00           0.02
      Disposal of discontinued operations, net of income taxes (c)/(e)                0.00        0.00        0.00          (0.13)
                                                                                 ---------    --------    --------    -----------

      Net income (loss) (d)/(e)                                                  $    0.06    $   0.07    $   0.09    $     (0.13)
                                                                                 =========    ========    ========    ===========

II. Earnings per common and common equivalent share assuming full dilution:

      (f)  Income (loss) from continuing retail operations                       $      43    $     29    $     69    $        (7)
      (g) Discontinued operations, net of income taxes                                   0          11           0              9
      (h) Disposal of discontinued operations, net of income taxes                       0           0           0            (61)
                                                                                 ---------    --------    --------    -----------

      (i) Net income (loss)                                                      $      43    $     40    $     69    $       (59)
                                                                                 =========    ========    ========    ===========

      Weighted average common shares outstanding                                     487.1       483.5       486.2          482.9
      Weighted average assumed common shares outstanding upon
      conversion of convertible preferred shares outstanding                          66.7        32.2        66.7           16.1

      Stock options--
        Common shares assumed issued                                                  19.4        14.2        20.4           11.0
        Less--common shares assumed repurchased                                      (14.4)       (9.6)      (15.4)          (7.5)
                                                                                 ---------    --------    --------    -----------
                                                                                       5.0         4.6         5.0            3.5
                                                                                 ---------    --------    --------    -----------

      (j) Applicable common shares, as adjusted                                      558.8       520.3       557.9          502.5
                                                                                 =========    ========    ========    ===========

      Earnings per common and common equivalent share assuming full dilution:

      Income (loss) from continuing retail operations (f)/(j)                    $    0.08    $   0.06    $   0.12    $     (0.02)
      Discontinued operations, net of income taxes (g)/(j)                            0.00        0.02        0.00           0.02
      Disposal of discontinued operations, net of income taxes (h)/(j)                0.00        0.00        0.00          (0.12)
                                                                                 ---------    --------    --------    -----------

      Net income (loss) (i)/(j)                                                  $    0.08    $   0.08    $   0.12    $     (0.12)
                                                                                 =========    ========    ========    ===========
                                                                                     (1)         (1)         (1)           (1)

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.